Exhibit 23.2

DEGOLYER AND MACNAUGHTON

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

March 28, 2007

GeoMet, Inc.

909 Fannin Street

Suite 1850

Houston, Texas 77010

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, and to the inclusion of information taken from our “Appraisal Report on Proved Reserves as of December 31, 2006 on Certain Properties owned by Geomet, Inc.,” “Appraisal Report on Proved Reserves as of December 31, 2005 on Certain Properties owned by Geomet, Inc.,” and “Appraisal Report as of December 31, 2004 on Certain Properties Owned by Geomet, Inc.” in the sections “Summary,” “Summary of Our Properties as of December 31, 2006,” and “Independent Petroleum Engineers” of the Geomet, Inc. Registration Statement on Form S-1 number 333-131716 and to the incorporation by reference of the GeoMet, Inc. Annual Report on Form 10-K in the Registration Statement on Form S-1 number 333-131716.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON

DeGOLYER and MacNAUGHTON